UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2011
Willis Group Holdings Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (011) 44-20-3124-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Item 5.07. Submission of Matters to a Vote of Security Holders.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-10.1
EX-10.2
EX-10.3

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
     On April 27, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Willis Group Holdings Public Limited Company, an Irish public limited company (“Company”), adopted a new long-term incentive program for 2011, entitled the 2011 Long Term Incentive Program (the “2011 Program”), which the Committee determined was in the best interests of the Company and its shareholders.
     Participation in the 2011 Program is based on an evaluation in 2011 of an employee’s scope of role and their contributions to the Company in 2010. Under the 2011 Program, the Company may grant options for the purchase of the Company’s ordinary shares and deferred cash awards. Executive management who may participate in the 2011 Program include the named executive officers (as determined in accordance with Instruction 4 of Item 5.02 of Form 8-K), other than the Chief Executive Officer, as well as certain other executive officers nominated for participation by our Chief Executive Officer and approved by the Committee. For named executive officers, performance-based options would comprise 25% of the officer’s individual targeted 2011 award with performance-based deferred cash representing up to 37.5% and time-based deferred cash representing up to 37.5% of such award. The maximum amount of awards (including both options and deferred cash awards) under the 2011 Program to any individual named executive officer that can be granted is $2,000,000, with the number of shares underlying options determined on the basis of a Black Scholes valuation on the date of the option grant.
     The option awards under the 2011 Program were granted under the Willis Group Holdings 2001 Share Purchase and Option Plan (“2001 Plan”) and are subject to the terms of the 2001 Plan. The option awards under the 2011 Program expire on the 8th anniversary of the grant date. Subject to the Company meeting certain 2011 performance targets, the option awards under the 2011 Program will generally vest 50% on the third and fourth anniversaries of the grant date, subject to the continued employment of the participant during the vesting period. The cash awards will generally vest 50% on the third and fourth anniversaries of the vesting start date which will be determined by the Committee, subject to the continued employment of the participant during the vesting period and, for performance-based cash awards, subject to the Company meeting certain 2011 performance targets. The performance-based awards under the 2011 Program will be earned based on the achievement of certain 2011 financial targets of adjusted earnings per share and adjusted operating margin.

     Specifically, the percentage earned would be as follows:
Performance-Based Option Awards

Adjusted Earnings Per Share target (50% of award subject to target)
Performance scale	89% or below	90-94%	95-99%	100% or above

Percentage of earned award	0%	80-89%	90-99%	100%
Adjusted Operating Margin target (50% of award subject to target)
Performance scale	89% or below	90-94%	95-99%	100% or above

Percentage of earned award	0%	80-89%	90-99%	100%
Performance-Based Cash Awards

Adjusted Earnings Per Share target (50% of award subject to target)
Performance scale	94% or below	95-99%	100-104%	105% or above

Percentage of earned award	0%	80-99%	100-109%	110%
Adjusted Operating Margin target (50% of award subject to target)
Performance scale	94% or below	95-99%	100-104%	105% or above

Percentage of earned award	0%	80-99%	100-109%	110%
     The Committee will administer the 2011 Program and has discretion regarding the treatment of the awards upon a termination of employment, change of control or similar events. Certain of the Committee’s duties and authority regarding grants to non-executive officers may be delegated to the Share Award Committee consisting of our Chief Executive Officer, President, Group Chief Financial Officer and the Group Human Resources Director. Grants under the 2011 Program are also subject to certain non-solicitation, confidentiality provisions and notice provisions, subject to certain exceptions. The Committee or, as applicable, the Board may terminate or amend the 2011 Program without participant or shareholder approval.
          On April 27, 2011, the Committee also approved a new form of option agreement under the 2001 Plan to be used for the grant of options under the 2011 Program. The form of option agreement and restricted covenant agreements are filed as Exhibits 10.1-10.3 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     On April 28, 2011, the Company held its 2011 Annual General Meeting of Shareholders (the “2011 AGM”) at its offices in Dublin, Ireland. Proxies for the 2011 AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.
     A total of 141,866,959 ordinary shares (approximately 82.79% of 171,364,621 ordinary shares outstanding and entitled to vote as of March 1, 2011, the record date for the 2011 AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the 2011 AGM.
     At the 2011 AGM, shareholders elected Mr. William W. Bradley, Mr. Joseph A. Califano, Jr., Ms. Anna C. Catalano, Sir Roy Gardner, Sir Jeremy Hanley, Ms. Robyn S. Kravit, Mr. Jeffrey B. Lane, Ms. Wendy E. Lane, Mr. James F. McCann, Mr. Joseph J. Plumeri, Mr. Douglas Roberts and Dr. Michael J. Somers to serve as directors until the next annual general meeting of shareholders and until his/her successor is elected and qualified.

     The table below sets out the number of votes cast for and against each director, as well as abstentions and broker non-votes:

Director	For	Against	Abstain	Broker Non-Vote
William W. Bradley	132,458,524	475,076	51,555	8,881,804
Joseph A. Califano, Jr.	132,781,104	143,627	60,424	8,881,804
Anna C. Catalano	132,743,166	119,026	122,963	8,881,804
Sir Roy Gardner	131,913,839	1,012,978	58,338	8,881,804
Sir Jeremy Hanley	132,776,134	149,934	59,087	8,881,804
Robyn S. Kravit	132,769,671	155,285	60,199	8,881,804
Jeffrey B. Lane	132,721,933	202,313	60,909	8,881,804
Wendy E. Lane	130,916,791	1,087,974	980,390	8,881,804
James F. McCann	131,331,513	1,511,294	142,348	8,881,804
Joseph J. Plumeri	131,137,656	288,597	1,588,902	8,881,804
Douglas B. Roberts	132,810,180	108,143	66,832	8,881,804
Michael J. Somers	132,380,094	157,596	447,465	8,881,804
     The shareholders also ratified the reappointment of Deloitte LLP as the Company’s independent auditors until the close of the next annual general meeting of shareholders, and authorized the Board of Directors acting through the Audit Committee to fix the independent auditor’s remuneration. Of the shares voted, 140,982, 600 voted in favor, 865,510 voted against and 18,849 abstained.
     The shareholders authorized the Company and/or any subsidiary of the Company to make market purchases of the Company’s ordinary shares. Of the shares voted, 128,423,899 voted in favor, 13,409,432 voted against and 33,628 abstained.
     The shareholders approved on an advisory (non-binding) basis the overall executive compensation of the Company’s named executive officers, described in the Company’s proxy statement for the 2011 AGM pursuant to the compensation disclosure rules of the Securities and Exchange Commission. Of the shares voted, 125,106,586 voted in favor, 7,710,711 voted against, 167,858 abstained and there were 8,881,804 broker non-votes.
     The shareholders also voted on an advisory (non-binding) basis, whether the Company would provide shareholders with an annual, biennial or triennial advisory vote approving the compensation of the Company’s named executive officers as described in the Company’s proxy statement for the 2011 AGM, including the Compensation Discussion and Analysis section. Of the shares voted, 97,889,103 voted for 1 year, 126,394 voted for 2 years, 34,854,582 voted for 3 years, 115,076 abstained and there were 8,881,804 broker non-votes.
     After the 2011 AGM, the Board of Directors agreed to provide shareholders with an advisory vote approving the compensation of the Company’s named executive officers as described in the Company’s proxy statement for the 2011 AGM, including the Compensation Discussion and Analysis section, on an annual basis.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

10.1	Form of Performance-Based Option Agreement — 2011 Long Term Incentive Program under the Willis Group Holdings 2001 Share Purchase and Option Plan

10.2	Form of 2011 Long Term Incentive Program Agreement of Restrictive Covenants and Other Obligations (for US employees)

10.3	Form of 2011 Long Term Incentive Program Agreement of Restrictive Covenants and Other Obligations (for UK employees)

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2011	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
	By:	/s/ Adam G. Ciongoli
Adam G. Ciongoli
Group General Counsel

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Form of Performance-Based Option Agreement — 2011 Long Term Incentive Program under the Willis Group Holdings 2001 Share Purchase and Option Plan

10.2	Form of 2011 Long Term Incentive Program Agreement of Restrictive Covenants and Other Obligations (for US employees)

10.3	Form of 2011 Long Term Incentive Program Agreement of Restrictive Covenants and Other Obligations (for UK employees)